Exhibit 10.5

LOAN MODIFICATION AGREEMENT

(COMM 2015-LC23; Loan No. 028000779)

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is executed this 3rd day of August, 2020 (“Execution Date”), to be effective as of the 6th day of May, 2020 (“Effective Date”), and is entered into by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-LC23 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, IN SUCH CAPACITY, AND ON BEHALF OF ANY RELATED SERVICED COMPANION LOAN NOTEHOLDERS (together with its successors and assigns, “Lender”), having an address at c/o Wells Fargo Bank, N.A., Wells Fargo Commercial Mortgage Servicing, Three Wells Fargo, 401 S. Tryon Street, 8th Floor, MAC D1050-084, Charlotte, North Carolina 28202, Re: COMM 2015-LC23; Loan No. 028000779; and HIT PORTFOLIO II HIL TRS, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II HIL TRS, LLC), HIT PORTFOLIO II OWNER, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II OWNER, LLC), HIT PORTFOLIO II MISC TRS, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II MISC TRS, LLC), HIT PORTFOLIO II NTC OWNER, LP (formerly known as ARC HOSPITALITY PORTFOLIO II NTC OWNER, LP), HIT PORTFOLIO II NTC HIL TRS, LP (formerly known as ARC HOSPITALITY PORTFOLIO II NTC HIL TRS, LP), HIT PORTFOLIO II NTC TRS, LP, (formerly known as ARC HOSPITALITY PORTFOLIO II NTC TRS, LP), HIT PORTFOLIO II TRS, LLC (formerly known as ARC HOSPITALITY PORTFOLIO II TRS, LLC), HIT STRATFORD, LLC (formerly known as ARC HOSPITALITY STRATFORD, LLC) and HIT TRS STRATFORD, LLC (formerly known as ARC HOSPITALITY TRS STRATFORD, LLC), each a Delaware limited liability company or limited partnership (individually or collectively as the context requires, “Borrower”), and each having an address at c/o Hospitality Investors Trust, Inc., Park Avenue Tower, 65 East 55th Street, Suite 801, New York, New York 10022.

PRELIMINARY STATEMENT

A.     On or about October 6, 2015 (the “Loan Origination Date”), Ladder Capital Finance LLC (“LCF”) and German American Capital Corporation (“GACC”, and together with LCF, collectively, “Original Lender”) made a loan (“Loan”) in the original principal amount of $232,000,000.00 to Borrower with respect to premises more particularly described on the attached Exhibit A (each, a “Property” and collectively, the “Properties”), which such Loan is evidenced or secured by, among others, the documents described on the attached Exhibit B (collectively referred to as “Loan Documents”). For all purposes, this Agreement and all other Modification Documents (hereinafter defined) shall constitute a Loan Document after the Effective Date.

B.     Lender is now the holder of the Security Instruments described in Exhibit B and has authority to enter into this Agreement.

C.     The operations of the Properties have been affected by the coronavirus (COVID-19) pandemic (“Public Health Event”).

D.     Lender and Borrower have agreed to modify the Loan Documents on the terms and conditions set forth in this Agreement.

In consideration of $10.00 paid by each of the Parties (as hereinafter defined) to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement. Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein. Any capitalized terms utilized in this Agreement and not defined in this Agreement shall have the meanings set forth in the Loan Documents.

1.1     “Bankruptcy Code” means Title 11 of the U.S. Code, as amended.

1.2     “Borrower Signatory” means any of Jonathan P. Mehlman, the Chief Executive Officer and President of Borrower, Bruce A. Riggins, the Chief Financial Officer and Treasurer of Borrower, or Paul C. Hughes, the General Counsel and Secretary of Borrower.

1.3     “Collateral” means any and all real and personal property described in any of the Loan Documents as security for Borrower’s obligations under the Loan, including, without limitation, the Properties.

1.4     “Debt” means the total amount described in Section 2.2(b) plus all other amounts that may subsequently be due from Borrower to Lender under the Loan Documents, this Agreement, and at law or in equity, including advances made by any Servicer, together with any interest thereon. The term “Debt” also includes any and all other interest, advances, debts, obligations and liabilities of Borrower under the Loan Documents or this Agreement, whether voluntary or involuntary, however arising, including, without limitation, advances made by a Servicer together with any interest thereon, and administrative charges.

1.5     “Debtor Proceeding” means any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any present or future local, state, federal or other insolvency law or laws providing relief for debtors.

1.6     “Guarantor” means Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.), a Maryland corporation.

1.7      “Joinder” means the Joinder by and Agreement of Guarantor attached to this Agreement.

1.8     “Lender Parties” means, collectively, Lender, Trustee, Servicer, all subsidiaries, parents and affiliates of Lender, Trustee and Servicer, and each of the foregoing parties’ predecessors in interest, and each and all of their respective past, present and future partners, members, managers, certificate holders, officers, directors, shareholders, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing.

1.9     “Modification Documents” means collectively this Agreement, those certain amendments to Security Instruments by and between Lender and Borrower, being entered into on the Execution Date, and any and all documents executed in connection herewith.

1.10      “Party” means any, and “Parties” means all, of the signatories to this Agreement.

1.11     “Servicer” means collectively, Wells Fargo Bank, N.A., as master servicer and LNR Partners, LLC, as special servicer, and any and all other parties appointed and/or serving as servicers of the Loan.

1.12      “Trustee” means Wilmington Trust, National Association.

ARTICLE 2
WARRANTIES AND REPRESENTATIONS

Borrower warrants and represents as follows as of the Execution Date and the Effective Date:

2.1     Authority of Borrower.

(a)     Each LLC Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in each state where any Property it owns or leases is located. Borrower Signatory is an officer of each LLC Borrower. Borrower Signatory, acting alone without the joinder of any other members or managers of any LLC Borrower or any other party, has the power and authority to execute and deliver the Modification Documents on behalf of and to duly bind each LLC Borrower under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by each LLC Borrower has been duly and properly authorized pursuant to all requisite limited liability company action of each LLC Borrower and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any LLC Borrower or any LLC Borrower’s certificate of formation, limited liability company agreement or any other organizational document of any LLC Borrower or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which any LLC Borrower is a party or by which the Properties may be bound or affected.

(b)     Each LP Borrower is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and is qualified to transact business in each state where any Property it owns or leases is located. Each SPC Party is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in each state where the conduct of its business requires such qualification. Borrower Signatory is an officer of each SPC Party, the general partners of the LP Borrowers. Borrower Signatory, acting alone without the joinder of any other members or managers of any LP Borrower, SPC Party or any other party, has the power and authority to execute and deliver the Modification Documents on behalf of and to duly bind each LP Borrower under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by each LP Borrower has been duly and properly authorized pursuant to all requisite limited partnership action of each LP Borrower and limited liability company action of each SPC Party and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any LP Borrower, SPC Party or any LP Borrower’s or SPC Party’s certificate of formation, limited liability company agreement, certificate of limited partnership or partnership agreement or any other organizational document of any LP Borrower or SPC Party or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which any LP Borrower or SPC Party is a party or by which the Properties may be bound or affected.

(c)     Each Liquor License Subsidiary is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Texas. Jonathan P. Mehlman is an officer of each Liquor License Subsidiary. Jonathan P. Mehlman, acting alone without the joinder of any other members or managers of any Liquor License Subsidiary or any other party, has the power and authority to execute and deliver the Modification Documents on behalf of and to duly bind each Liquor License Subsidiary under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by each Liquor License Subsidiary has been duly and properly authorized pursuant to all requisite limited liability company action of each Liquor License Subsidiary and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Liquor License Subsidiary or any Liquor License Subsidiary’s certificate of formation, limited liability company agreement or any other organizational document of any Liquor License Subsidiary or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which any Liquor License Subsidiary is a party or by which the Properties may be bound or affected.

2.2     Status of Loan.

(a)     Loan Documents. The Loan Documents to which Borrower is a party constitute valid and legally binding obligations of Borrower and are enforceable against Borrower and the Properties in accordance with their terms. There are no modifications, verbal or written, to the Loan Documents other than those, if any, described on the attached Exhibit B and set forth in this Agreement and the other Modification Documents. The Modification Documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower acknowledges to be valid and existing liens and security interests in the Properties. Borrower agrees that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by the Modification Documents or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.

(b)     Loan Figures. As of the Effective Date and prior to the implementation of the modifications contained in this Agreement, the Outstanding Principal Balance is $232,000,000.00.

(c)     Assignment of Leases. The Assignment of Leases described in Exhibit B constitutes an absolute, unconditional, current, assignments of rents, issues and profits from the Properties, and all actions, if any, required to be taken by Lender to perfect its rights to collect such rents, issues and profits have been duly and properly taken by Lender. It is the intent of the Parties that Lender’s security interest pursuant to the Assignment of Leases remains and shall at all times remain perfected.

(d)     Transfer of Interests. Except as reflected in the organizational chart set forth in Schedule 2.2(d) attached hereto and except for certain permitted transfers which occurred prior to the Execution Date, no holder of a direct or indirect beneficial ownership interest in any Borrower has assigned, transferred, pledged or otherwise disposed of all or any part of its beneficial ownership interests in any Borrower since the Loan Origination Date. Attached hereto as Schedule 2.2(d) is the organizational chart relating to Borrower, Guarantor, certain Affiliates and other parties, which is true, complete and correct as of the Execution Date. No Person other than those Persons shown on Schedule 2.2(d) have any ownership interest in, or right of Control, directly or indirectly, in Borrower or Guarantor. Except as set forth in Schedule 2.2(d), no Person, individually or together with Affiliates, owns an amount equal to or greater than twenty percent (20%) of all legal and beneficial interests (including on an as-converted basis) in Guarantor.

(e)     Representations in Loan Agreement, Security Instruments and Other Loan Documents. Except as otherwise set forth on Schedule 2.2(e), the representations and warranties contained in the Loan Agreement described in Exhibit B, the Security Instruments described in Exhibit B and in the other Loan Documents are true and correct in all material respects, as of the Execution Date and the Effective Date as if made on such dates, except for those that are no longer true due to facts or circumstances that occurred after the Loan Origination Date and which, in each case, do not constitute a Default or Event of Default, taking into account the terms and provisions of this Agreement.

2.3     No Bankruptcy Intent. No Borrower, SPC Party or Guarantor (collectively, “Borrower Parties”) has been a party to any Debtor Proceeding within seven (7) years prior to the Effective Date or Execution Date. None of the Borrower Parties has any present intent to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (b) seek, consent to, acquiesce in, any order for relief issued under the Bankruptcy Code; (c) file or seek, consent to, or acquiesce in any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) seek, consent to, or acquiesce in, any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party in connection with any Debtor Proceeding.

2.4     Financial Statements. The financial statements of each Borrower and Guarantor previously delivered by Borrower to Lender in connection with this Agreement (the “Financial Statements”) (i) are true, complete and accurate in every material respect and (ii) accurately represent, in all material respects, the financial condition and business operations of each Borrower and Guarantor and the income and expenses related to the Properties, as of the date thereof. The Financial Statements have been prepared in accordance with the requirements of the Loan Documents applied on a consistent basis throughout the period involved. Except as previously disclosed in writing to Lender with respect to the Public Health Event, there has not been any material adverse change between the dates of the Financial Statements and the Execution Date. Borrower acknowledges that the Financial Statements are being relied upon by Lender in connection with Lender agreeing to enter into this Agreement.

2.5     Status of the Properties.

(a)     Title to Properties and Legal Proceedings. There are no: (i) actions, suits, appeals, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings pending or, to Borrower’s knowledge threatened against any Borrower, any SPC Party, Guarantor, any officer or director of Borrower or Guarantor, any Property Manager or any Property, in any court or by or before any other Governmental Authority which, if adversely determined, might have a Material Adverse Effect (ii) liens, mortgages (other than the Security Instruments), claims of lien or other encumbrances, except for the Permitted Encumbrances, against any Property which could reasonably have a Material Adverse Effect, or (iii) except as set forth on Schedule 2.5(a)(iii), pending, or to Borrower’s knowledge contemplated, condemnation proceedings or annexation proceedings affecting any Property or the relocation of roadways providing access to any of the Properties, nor any agreements to convey any portion of any Property, or any rights thereto to any person or entity not disclosed in this Agreement, including, without limitation, any government or governmental agency. Borrower agrees to reimburse, indemnify and hold Lender harmless from and against any and all liabilities, judgments, out-of-pocket costs or expenses, claims, damages (other than consequential damages except to the extent paid to a third party), penalties, losses or charges (including, but not limited to, all reasonable, out-of-pocket legal fees and court costs) which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach of any of the representations or warranties made in this Section (the “Title Indemnification Costs”).

(b)     Compliance with Laws. Borrower has not received any written notice from any governmental entity claiming that Borrower or any Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of any Property, including, without limitation, any notice relating to building, zoning, environmental, life safety, wetlands, or handicapped accessibility laws, codes or regulations. All permits, licenses or other evidences of authority to use and operate the Properties as each is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect.

(c)     Taxes. To the extent required under Legal Requirements and the Loan Documents, all real estate taxes, personal property taxes, sales taxes and similar liabilities, assessments or expenses currently due and payable with respect to the Properties have been fully and timely paid.

(d)     Required Repairs. Except as set forth on Schedule 2.5(d), all Required Repairs set forth in Schedule V to the Loan Agreement have been completed by Borrower in accordance with Section 4.1.20 of the Loan Agreement.

(e)     O&M Program. Borrower hereby represents and warrants that it has, as of the date hereof, complied in all material respects with the O&M Program attached as Schedule XVI to the Loan Agreement. Borrower hereby covenants and agrees that, during the Term, including any extension or renewal thereof, Borrower shall comply in all material respects with the terms and conditions of the O&M Program.

(f)     Franchise Agreement. Since the Loan Origination Date, except as set forth on Schedule 2.5(f), no Franchise Agreement has been subsequently amended, modified, supplemented or altered. No Borrower nor to the best of Borrower’s knowledge any other party to any Franchise Agreement is in default under any Franchise Agreement, and to the best of Borrower’s knowledge, no event has occurred (other than payments due but not yet delinquent) that, with the passage of time and/or giving of notice, or both, would constitute a default, breach or violation by any party under any Franchise Agreement. Borrower has delivered to Lender copies of the most recent quality assurance reports prepared by the Franchisors for each of the Properties and such reports are true, complete and correct in all material respects.

(g)     PIPs. True, correct, and complete copies of the existing PIP Plans (including any amendments, modifications and extensions relating thereto) for each of the Properties known as Courtyard San Diego Carlsbad, Hampton Inn Austin North @ IH 35 & Highway 183, Hampton Inn Champaign Urbana, Hampton Inn Chicago Naperville, Hampton Inn College Station, Hampton Inn East Lansing, Hampton Inn Indianapolis Northeast Castleton, Hampton Inn Knoxville Airport, Hampton Inn Milford, Hampton Inn Orlando International Drive Convention Center, Homewood Suites Orlando International Drive Convention Center, and Stratford Homewood Suites (collectively, the “PIP Properties”) are attached as Schedule 2.5(g)-1 hereto. Borrower’s estimate of the PIP Budget, as well as the anticipated PIP start dates and the PIP Completion Dates for the PIP Plans is attached as Schedule 2.5(g)-2 hereto. Except as set forth on Schedule 2.5(g)-3 hereto, Borrower has not received any written notice or demand from any Franchisor demanding any repair, maintenance, alterations or improvement to any Property other than as specifically identified in a PIP Plan. To Borrower’s knowledge, each PIP Budget is sufficient to complete the applicable PIP Plan. No PIP is outstanding with respect to any Property other than the PIP Properties. Except as set forth on Schedule 2.5(g)-3 hereto, to Borrower’s knowledge, no Franchisor intends to require any other renovations or capital improvement projects for the Properties prior to the Stated Maturity Date (as amended by this Agreement).

(h)     Existing Management Agreement. All Intermediate Management Agreements are of no further force and effect. Each Property Management Agreement described on Schedule 2.5(h) attached hereto, between the applicable Borrower and applicable Property Manager, as described in Schedule 2.5(h) (each, an “Existing Management Agreement”), is in full force and effect and has not been further amended, modified or assigned other than pursuant to the applicable Assignment of Property Management Agreements set forth on Exhibit B attached hereto. No Borrower nor to the best of Borrower’s knowledge, any Property Manager, is in default under any Existing Management Agreement and Borrower knows of no event which, but for the passage of time or the giving of notice or both would constitute an event of default under any Existing Management Agreement. Except for the force majeure notice described in Schedule 2.5(h) (which is being included out of an abundance of caution), neither Borrower nor to the best of Borrower’s knowledge, any Property Manager, has commenced any action or given or received any notice for the purpose of terminating any Existing Management Agreement. The management fees and all other sums due and payable to the applicable Property Manager under each Existing Management Agreement as of the date hereof have been paid in full.

(i)     Collective Bargaining. To Borrower’s knowledge, except the Collective Bargaining Agreement, set forth on Schedule 2.5(i) attached hereto, there are no collective bargaining agreements affecting any Property. No Borrower has violated in any material respects any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities. To Borrower’s knowledge, there are no outstanding obligations with respect to pending pension obligations.

(j)     Preferred Equity Investors. The Preferred Equity Investors no longer have any direct or indirect ownership interests in any Borrower or any Property or any approval rights with respect thereto. All obligations with respect to the Preferred Equity Interests have been satisfied in full.

2.6     Continuity of Representations. The representations and warranties contained in this Agreement are true and correct in all material respects as of the Execution Date and the Effective Date and will survive as long as any amounts remain outstanding to Lender under this Agreement or any other Loan Documents.

ARTICLE 3
COVENANTS OF BORROWER

Borrower covenants and agrees with Lender that:

3.1     Compliance with Loan Documents. Borrower agrees to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents, as modified pursuant to this Agreement and the other Modification Documents.

3.2     Notice of Proceedings. Borrower shall notify Lender in writing, promptly after acquiring knowledge, either directly or through any agent, of the institution of any suit, administrative proceeding, adversary proceeding or other legal proceedings which may materially affect the operations, financial condition, title or business of any Property or the transactions contemplated by this Agreement.

3.3     Release and Covenant Not To Sue. In consideration of Lender’s agreement to the terms of this Agreement, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, waive, remise, release, acquit, satisfy and forever discharge all of Lender Parties, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, counterclaims, demands, defenses, setoffs, and causes of action of any kind or nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the later of the Execution Date and the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Debt, (d) the Properties, and (e) any other agreement or transaction between Borrower and/or Guarantor and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above. Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

As further consideration of Lender’s agreement to the terms of this Agreement, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, agree, represent and warrant that the matters released in this Agreement are not limited to matters which are known or disclosed, and Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, waive any and all rights and benefits with respect to any matters arising out of or relating to any matter, cause or thing, from the beginning of the world to and including the later of the Execution Date and the Effective Date, including, without limitation, matters arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Debt, (d) the Properties, and (e) any other agreement or transaction between Borrower and/or Guarantor and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above, which Borrower or Guarantor now have, or in the future may have, conferred upon any of Borrower or Guarantor by virtue of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In this connection, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, agree, represent, and warrant that they realize and acknowledge that factual matters now unknown to one or more of Borrower or Guarantor may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, agree, represent and warrant that the release herein contained has been negotiated and agreed upon in light of that realization and that Borrower and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, nevertheless hereby intend to release, discharge and acquit all parties so released from any such unknown claims.

The provisions of this Section 3.3 shall survive the termination of this Agreement.

3.4     Bankruptcy. (a) In the event that any Borrower shall take any action constituting a voluntary Debtor Proceeding, and such action causes Lender to seek necessary or appropriate relief: (i) Lender shall thereupon be entitled to and Borrower irrevocably consents to (1) the relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in this Agreement with respect to any Property or the Properties and as otherwise provided by law, and Borrower hereby irrevocably waives any right to object to such relief, and acknowledges that no reorganization in bankruptcy is feasible, and (2) an order from the bankruptcy court prohibiting Borrower’s use of all “cash collateral” (as defined in Section 363 of the Bankruptcy Code); (ii) Borrower waives its exclusive right pursuant to Section 1121(b) of the Bankruptcy Code to file a plan of reorganization and irrevocably agrees and consents that Lender may file a plan immediately upon the entry of an order for relief if an involuntary petition is filed against Borrower or upon the filing of a voluntary petition by Borrower; (iii) in the event that Lender shall move pursuant to Section 1121(d) of the Bankruptcy Code for an order reducing the 120 day exclusive period, Borrower shall not object to any such motion, and (iv) Borrower waives any rights it may have pursuant to Section 108(b) of the Bankruptcy Code. The provisions of this Section shall survive the termination of this Agreement until payment in full of the Debt.

(b)     If any Borrower files or colludes in the filing of any petition in bankruptcy or any application to any tribunal for the appointment of a receiver or trustee for Borrower or any substantial part of its property, or any proceeding relating to any Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, Borrower acknowledges and agrees that such filing shall have been made in bad faith. Lender shall immediately become entitled, among other relief to which Lender may be entitled under the Loan Documents, and at law or in equity, to obtain an order from the court dismissing such filing as a bad faith filing and Borrower agrees that such filing shall have been made in bad faith. Lender shall immediately become entitled, among other relief to which Lender may be entitled under the Loan Documents, and at law or in equity, to obtain an order from the court dismissing such filing as a bad faith filing and Borrower agrees that it will take no action to oppose the entry of such order of dismissed or to dispute a finding of fact by the court that such filing was made in bad faith.

3.5     Modification Fee and Special Servicing Fee. Contemporaneously with the execution and delivery of this Agreement by Borrower, Borrower shall pay Lender a non-refundable modification fee (“Modification Fee”) and a non-refundable special servicing fee (“Special Servicing Fee”) in the amounts set forth in the settlement statement delivered on the Execution Date, each of which shall be payable simultaneously with the execution of this Agreement. Borrower acknowledges and agrees that the Modification Fee and Special Servicing Fee shall be deemed earned by Lender and due to Lender upon execution of this Agreement by Lender, notwithstanding the date upon which Borrower ultimately pays the Debt, and shall not be applied by Lender at any time to reduce the Debt.

3.6     Payment of Transaction Costs and Expenses. Borrower shall pay all reasonable, out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of the Modification Documents, including, without limitation (collectively, the “Transaction Expenses”): (a) the legal fees and disbursements of Lender’s outside counsel; (b) all recording costs, taxes, documentary stamps, transfer taxes and other charges, costs and fees due upon the recording of any Modification Documents; (c) the costs of an updated title search with respect to each Property and modification endorsements for Lender’s policy of title insurance insuring the Security Instrument (the “Title Endorsements”) to reflect that the modification of the Loan set forth in this Agreement shall not impact Lender’s lien on any Property or adversely impact the Lender’s coverage under such title policy; (d) the costs of obtaining and delivering to Lender tax, municipal violation, UCC records, judgment and bankruptcy searches in the applicable Secretary of State for all Borrower and in the local jurisdictions where the Properties and Borrowers’ principal place of business is located (the “Searches”), each reasonably satisfactory to Lender; and (e) certificates of good standing issued by the applicable Secretary of State for all Borrower Parties (the “Certificates of Good Standing”). The Transaction Expenses shall be paid by Borrower simultaneously with the execution of this Agreement. To the extent invoices for any Transaction Expenses are received after the execution of this Agreement, Borrower shall reimburse Lender for such amounts within ten (10) Business Days of Borrower’s receipt of invoices therefor. Borrower acknowledges and agrees that Lender shall not apply any of the Transaction Expenses at any time to reduce the Debt.

3.7     Additional Documents. To the extent requested by Lender, simultaneously with the Execution Date, Borrower shall deliver or cause to be delivered to Lender, an updated title search for the Properties, the Title Endorsements, the Searches, the Certificates of Good Standing, estoppels from the Property Managers and Franchisors, and such affidavits, indemnities, certificates and legal opinions, and all other instruments and agreements provided for under this Agreement regarding among other things formation and authorization of Borrower Parties and enforceability of the Modification Documents, as may be reasonably requested by Lender.

3.8     Further Assurances. Borrower shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Properties and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

ARTICLE 4
MODIFICATIONs

4.1     Stated Maturity Date. From and after the Effective Date, the “Stated Maturity Date” shall be October 6, 2022 for all purposes under the Loan Documents. From and after the Effective Date, the “Open Prepayment Date” shall be July 6, 2020.

4.2     Extension of Maturity Date. Provided there is no Event of Default under any of the Loan Documents at the time that the Stated Maturity Date is extended and on the Stated Maturity Date, Borrower may extend the Stated Maturity Date to April 6, 2023 by delivering to Lender written notice of its desire to so extend (“Extension Notice”) not less than thirty (30) days prior to the Stated Maturity Date and simultaneously therewith paying to Lender a payment of principal in the amount of five percent (5%) of the Outstanding Principal Balance as of the Stated Maturity Date (the “Extension Payment”), to be applied solely in reduction of Outstanding Principal Balance on the Stated Maturity Date, without any Yield Maintenance Premium, prepayment premium, defeasance fee or other similar fee due in connection therewith. On or prior to the Stated Maturity Date, Borrower shall pay all of Lender’s out-of-pocket costs and expenses incurred in connection with the exercise of such extension.

In the event Borrower does not timely deliver the Extension Notice or the Extension Payment to Lender as stated herein, Borrower’s extension rights shall be deemed terminated and of no further force or effect and Borrower shall be deemed to have elected not to extend the Stated Maturity Date.

4.3     Principal Paydown Payments.

(a)     Commencing on the Monthly Payment Date in October 2021 and on each Monthly Payment Date thereafter, through and including the Monthly Payment Date occurring in September 2022, Borrower shall pay to Lender an amount equal to $250,000.00 (each payment, a “Principal Paydown Payment”) from sources other than revenues generated by the Properties, and each Principal Paydown Payment shall be applied to reduce the Outstanding Principal Balance. Lender shall waive any Yield Maintenance Premium, prepayment premium or other similar fee due in connection with the Principal Paydown Payments. In no event shall the application of Excess Cash Flow to the Outstanding Principal Balance reduce Borrower’s obligations to make the Principal Paydown Payments in the amounts set forth in this Section 4.3.

(b)     From and after the Effective Date, the second sentence of Section 2.4.1(a) of the Loan Agreement is hereby amended to replace the phrase “in whole only” with “in whole, or in part”.

4.4     Reserve Account Payments; Cash Management.

(a)     Monthly Reserve Account Payments. From and after the Effective Date, Borrower shall continue to be required to make all monthly deposits to the Reserve Funds in accordance with the Loan Documents, subject to the below provisions of Section 4.4(a)(i).

(i)     FF&E Funds. During the period commencing on the Effective Date through and including the Monthly Payment Date occurring in December 2020, subject to earlier automatic termination (and without any further action of any Person) as set forth herein upon the occurrence of an Event of Default (such period, the “Suspension Period”), Lender will suspend the requirement of the Borrower to make monthly deposits to the FF&E Reserve Account required pursuant to Section 6.5.1 of the Loan Agreement (the “FF&E Reserve Monthly Deposit”). Upon the occurrence of an Event of Default, Lender’s agreement to suspend Borrower’s obligations to pay the FF&E Reserve Monthly Deposit as set forth above shall automatically (and without any further action of any Person) terminate and Borrower’s obligations to pay the FF&E Reserve Monthly Deposit set forth in the Loan Agreement (without giving effect to this Agreement) shall automatically (and without any further action of any Person) be reinstated and be in full force and effect from and after the occurrence of such Event of Default. During the Suspension Period, Borrower will in accordance with the Loan Agreement continue to make all monthly payments required pursuant to Section 6.11.1(a)(i) to Section 6.11.1(a)(vi) of the Loan Agreement.

(b)     Cash Sweep Event Period. Borrower acknowledges and agrees that as of the Effective Date, (i) a Cash Sweep Event has occurred and it is not a Franchise/Management Agreement Cash Sweep Event, (ii) a Cash Sweep Event Period shall remain in effect for the remainder of the Term, (iii) the provisions of Section 6.11.1(b) of the Loan Agreement shall be of no further effect and all provisions of the Loan Documents containing references to Section 6.11.1(b) of the Loan Agreement shall be read without giving any effect to such references, and (iv) Section 6.11.1(a)(ix) of the Loan Agreement is hereby deleted in its entirety.

(c)     Excess Cash Flow. From and after the Effective Date, clause (viii) of Section 6.11.1(a) of the Loan Agreement is hereby amended so that on each Monthly Payment Date, except during the continuance of an Event of Default, all remaining amounts in the Cash Management Account after the payment of the amounts set forth in clauses (i) through (vii) of Section 6.11.1(a) of the Loan Agreement (the “Excess Cash Flow”), shall be applied as a principal payment to reduce the Outstanding Principal Balance without any Yield Maintenance Premium.

(d)     Event of Default. The first clause of the first sentence of Section 6.11.2 of the Loan Agreement is hereby amended and restated as follows:

“The failure of Borrower to make all of the payments required under clauses (a)(i) through clause (a)(vii) of Section 6.11.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement;”

4.5     Closing Payment. On the Execution Date, Borrower shall pay to Lender the Modification Fee, Special Servicing Fee and Lender’s fees and expenses in connection with the modification of the Loan, as further detailed in the settlement statement delivered on the Execution Date.

4.6     Approved Annual Budgets. The updated 2020 Annual Budgets for each Property are attached hereto as Exhibit C and have been approved by Lender, which collectively constitute the Approved Annual Budget for 2020. To the extent Borrower submits an updated Annual Budget for any Property for any calendar year (or remaining portion thereof), Lender agrees to use good faith efforts to review and provide its approval or disapproval of such Annual Budget (which Lender may do in its sole discretion) within fourteen (14) days of receipt, provided that if Lender fails to provide its approval or disapproval within such time period, Lender shall not be in breach of this Agreement and in no event shall such Annual Budget be deemed approved. Without the prior written consent of Lender, Borrower shall not use any Gross Revenue from operations of the Properties for any purpose other than for the purposes set forth in the Approved Annual Budget for such Property, in amounts not to exceed one hundred ten percent (110%) of the budgeted line items for such expenses for the applicable month as set forth in the Approved Annual Budget for such Property.

4.7     Operating Expense Reconciliations. Within forty-five (45) days after the end of each calendar quarter (“Quarterly Reconciliation”), commencing with the quarter ending on September 30, 2020, Borrower shall deliver to Lender a statement and accounting certified as true, correct and complete from the chief financial officer or other authorized person of Borrower with knowledge and responsibility for such matters (each a “Reconciliation Certificate”), certifying (a) the actual amount of Operating Expenses paid or incurred by or on behalf of Borrower with respect to the Properties (the “Actual Expenditures”) during the immediately preceding calendar quarter, (b) the amounts, if any, disbursed from the Borrower’s account during the prior calendar quarter, with a detailed breakdown by line item, and (c) the account balance of such working or operating account of Borrower as of such date of certification. Such Reconciliation Certificate shall: (i) identify the amounts, if any, by which the sums distributed to Borrower from the Cash Management Account for Operating Expenses set forth on the Approved Annual Budget on each Monthly Payment Date during the immediately preceding calendar quarter exceeded the Actual Expenditures paid by Borrower during such calendar quarter (the aggregate amount reported for the quarterly period pursuant to the Quarterly Reconciliation is a “Surplus Amounts”), (ii) identify the amount, if any, by which Borrower paid Actual Expenditures during the prior quarter in excess of the sum distributed to Borrower from the Cash Management Account for Operating Expenses set forth on the Approved Annual Budget on each Monthly Payment Date during the prior quarter (the aggregate amount reported for the quarterly period pursuant to the Quarterly Reconciliation is a “Shortfall Amount”), (iii) be in a form reasonably acceptable to Lender, and (iv) provide such evidence of Actual Expenditures as may be reasonably requested by Lender in order to verify any applicable component of the Shortfall Amount or Surplus Amounts. On the Monthly Payment Date following Lender’s receipt of a Quarterly Reconciliation with all supporting documentation required by Lender, and provided no Event of Default has occurred and is continuing beyond the expiration of any applicable cure period, Lender will make or cause to be made the following adjustments (“Reconciliation Adjustments”) to the Monthly Operating Expense Budgeted Amount for such month: (A) in the event of any Surplus Amounts, the amount thereof shall be deducted from the Monthly Operating Expense Budgeted Amount budgeted to be disbursed on the next Monthly Payment Date; and (B) in the event of a Shortfall Amount, the amount of such Shortfall Amount approved in writing by Lender based on the Quarterly Reconciliation shall be added to the Monthly Operating Expense Budgeted Amount budgeted to be disbursed on the next Monthly Payment Date from funds on deposit in the Cash Management Account, but only to the extent funds are available in the Cash Management Account. If sums in the Cash Management Account are not sufficient to fund the amount of any Shortfall Amount approved by Lender, then such shortfall shall be funded on the next following Monthly Payment Date on which funds are available in the Cash Management Account. Should Lender in good faith dispute any Actual Expenditures set forth on the Reconciliation Certificate and such dispute is not resolved between the parties, the disputed expenditure will not be included in the Reconciliation Adjustments unless or until resolved by Lender and Borrower. Notwithstanding anything to the contrary, Borrower shall obtain Lender’s prior written consent prior to payment of any operating expenses which exceed one hundred ten percent (110%) of the budgeted line item amount for such expense set forth in the Approved Annual Budget.

4.8     Personal to Borrower. The terms of this Agreement shall be personal to Borrower and shall not be assumable in connection with any sale, assignment or transfer of any Property or inure to the direct or indirect benefit to any transferee in connection with any sale, assignment or transfer of direct or indirect interests in Borrower. Borrower and Guarantor, by execution of the Joinder, acknowledge and agree that from and after the Effective Date, none of Borrower, Guarantor or any party acting through or on behalf of them will have any right or ability to cause the Loan or any part thereof to be assumed by or benefit any another person or entity. For the avoidance of doubt, Sections 8.1 and 8.2(c), (d), (e) and (f) of the Loan Agreement are of no further force and effect. Further, all other transfers permitted under Sections 8.2(a), 8.2(b) and 8.2(g) of the Loan Agreement shall continue to be permitted in accordance with the terms thereof, except that any transfers permitted under the Loan Documents without Lender consent which would result in a change in control of Guarantor, ARCHOP or Borrower shall no longer be permitted without Lender’s prior written consent, unless such transfer results in a change in control of Guarantor, ARCHOP or Borrower to Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC or one of its Affiliates that is a Qualified Equity Holder (such, an entity, a “Brookfield Transferee”). Any such change of control to a Brookfield Transferee shall require (i) compliance with the requirements of Section 8.2(b) of the Loan Agreement, including without limitation, unless otherwise agreed to by Lender, the requirement to provide a Satisfactory Replacement Guarantor that satisfies the Satisfactory Guarantor Substitution Conditions, and (ii) such Satisfactory Replacement Guarantor shall be a Brookfield Transferee that owns, directly or indirectly, at least fifty-one percent (51%) of all beneficial and economic interests in, and Controls, the Guarantor, ARCHOP and Borrowers. Any violation of the foregoing shall be an Event of Default under this Agreement and the Loan Documents.

4.9     Partial Releases. From and after the Effective Date, in addition to complying with the requirements set forth in Section 2.5.1 of the Loan Agreement with respect to any Property Release (except as explicitly modified by this Section 4.9), Borrower shall also satisfy the following conditions in connection with any Property Release:

(a)     Borrower’s written request to Lender for a Property Release must be submitted at least sixty (60) days prior to the Property Release, which request shall include (in addition to the materials required pursuant to Section 2.5.1(b) of the Loan Agreement), (i) a copy of an executed purchase agreement with the proposed purchaser that provides for an all-cash sale, certified by Borrower as a true, correct and complete copy, (ii) copies of all material marketing materials and, to the extent practicable, lists of parties that were sent the marketing materials and parties that made offers, and (iii) other evidence reasonably satisfactory to Lender that the proposed Property Sale has been broadly marketed by an unrelated third party broker which is not an Affiliate of Borrower or any member, principal or sponsor of Borrower or Guarantor and that is experienced in selling assets similar to the Property being sold in the same market as such Property.

(b)     Borrower shall deliver to Lender a preliminary closing statement reflecting the gross sales price and items comprising the Borrower’s closing costs as preliminarily computed shall be submitted to Lender for its review and approval of the calculation of Net Sale Proceeds no less than three (3) Business Days prior to the Property Release, and shall promptly deliver copies of any material changes to the draft the closing statement to Lender, with the final closing statement to be submitted to Lender for its final review and approval of the calculation of Net Sale Proceeds prior to the Property Release.

(c)     To the extent the Net Sales Proceeds for any Property Sale are less than the Allocated Loan Amount for the Property being sold, such Property Sale shall be referred to as a “Low Proceeds Sale”, and such Low Proceeds Sale shall be subject to Lender’s approval, in its sole discretion. Notwithstanding the foregoing, in the event of a Low Proceeds Sale, if Borrower elects (such election by Borrower, the “Remedial Payment Option”) to deposit an amount equal to the difference between the Allocated Loan Amount for the applicable Property and the Net Sales Proceeds for such Property (such difference, the “Remedial Amount”) with Lender to be applied to the Outstanding Principal Balance, then such Low Proceeds Sale shall not be subject to Lender’s approval.

(d)     The definition of Net Sale Proceeds set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Net Sale Proceeds” shall mean, in connection with any Property Sale, the value of all consideration received by Borrowers in connection with such Property Sale, including cash, notes, assumed indebtedness, deferred payments (contingent or otherwise), prepaid expenses and noncustomary prorations in favor of Borrowers (collectively, “Sales Proceeds”), less the reasonable and actual costs and expenses of such Property Sale reasonably approved by Lender, including broker’s commissions paid to third parties, market rate sales and marketing expenses, legal fees and transfer and recording taxes (but excluding income taxes attributable to such Property Sale), all of which costs and expense shall not exceed six percent (6.0%) of the Sales Proceeds, provided that in no event shall such any of such costs and expenses include any commissions or fees be paid to any Affiliate of Borrower, Guarantor or any of their principals or sponsors.

(e)     Section 2.5.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c)     Borrowers shall have paid, or shall have arranged to be paid contemporaneously with the Property Release, to Lender, and Lender shall have received by wire transfer of immediately available federal funds, an amount equal to the sum of (i) one hundred percent (100%) of the Net Sale Proceeds for the Property or Properties to be released, which shall be applied by Lender as a prepayment of the Outstanding Principal Balance, plus (ii) the Remedial Amount if Borrower exercises the Remedial Payment Option, plus (iii) all interest which would have accrued on the portion of the Outstanding Principal Balance being prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date), plus, without duplication, (iv) all other sums then due and payable under the Loan Documents;”

(f)     The provisions of Sections 2.5.1(g) and (h) of the Loan Agreement are hereby deleted and shall be of no further force and effect.

4.10     No Subordinate or Mezzanine Financing. Borrower and Guarantor, by execution of the Joinder in form and substance attached hereto, acknowledge and agree that Borrower and Guarantor shall have no right to obtain any subordinate or mezzanine financing of any kind with respect to any Property or interests in Borrower at any time prior to the Loan being paid and the Properties released from the lien of the Security Instruments. All references in the Loan Documents to a New Mezzanine Loan or any permitted subordinate financing and/or mezzanine financing shall be deleted and of no further force or effect.

4.11     Receipt of Insurance Proceeds. Borrower has not received any business interruption, income or other insurance proceeds relative to the performance of any Property or the operation of any business thereon for the calendar year 2020. If Borrower does receive any business interruption, income or other insurance proceeds relative to the performance of any Property or the operation of any business thereon as a result of the Public Health Event, within five (5) Business Days of receipt of the same, Borrower shall forward all such proceeds for deposit with Lender.

4.12     Receipt of Relief. None of Borrower or Guarantor has received or applied for any governmental, grant, loan or other economic or non-economic relief pertaining to any Property, including any Paycheck Protection Program loan under the CARES Act that has not been disclosed to Lender in writing, and none of Borrower or Guarantor shall apply for any such relief with respect to any Property without Lender’s prior consent.

4.13     Operating Lease. In addition to the other obligations with respect to the Operating Lease set forth in the Loan Documents, Borrower shall not allow the Operating Lease to expire during the Term without Lender’s prior written consent. Borrower and Guarantor consent and agree that Borrower and Guarantor shall be subject to recourse for payment of any Losses arising out of, or in connection with any, non-renewal or expiration of the Operating Lease during the Term.

4.14     Guarantor. As a condition to Lender’s execution of this Agreement, Guarantor shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Joinder in form and substance attached hereto.

4.15     UCC Financing Statements. Borrower hereby grants and confirms unto Lender a first lien priority security interest in all Collateral to the maximum extent permitted by the Uniform Commercial Code, as may have been amended subsequent to the making of the Loan. Borrower hereby further consents to the filing of any financing statements or Uniform Commercial Code forms required to be filed in the applicable states or any other filing office (collectively “Filings”) in order to perfect said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the Uniform Commercial Code, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent or signature of Borrower.

4.16     Hotel Operations. Borrower shall promptly send Lender copies of all quality assurance reports with respect to the Properties and any material written correspondence to or from any Franchisor or any Property Manager with respect to any Property.

4.17     Reaffirmation of Loan Documents. Each Borrower hereby ratifies, reaffirms and confirms all of its payment and performance obligations under the Loan Documents in accordance with their respective terms and conditions.

4.18     Reaffirmation of Environmental Indemnity. The Environmental Indemnity constitutes the valid, legally binding obligation of Borrower, enforceable against Borrower, in accordance with its terms. By its execution hereof, Borrower waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Borrower has asserted, or might assert, against Lender which in any way relate to or arise out of the Environmental Indemnity or any of the other Loan Documents, and such waiver and release shall survive the termination of this Agreement for so long as the obligations and liabilities under the Environmental Indemnity survive. Borrower hereby expressly confirms and reaffirms all obligations of the Borrower under the Environmental Indemnity. To Borrower’s actual knowledge, the representations and warranties contained in the Environmental Indemnity are true and correct in all material respects as of the Execution Date and the Effective Date as if made on such dates, except for those that are no longer true due to facts or circumstances that occurred after the Loan Origination Date and which, in each case, do not constitute a Default or an Event of Default, taking into account the terms and provisions of this Agreement.

4.19     Additional Recourse.

(a)     Borrower and Guarantor consent and agree that the Obligations shall be fully recourse to Borrower and Guarantor upon the occurrence of Guarantor or any of its Affiliates colluding with or otherwise assisting any Person in filing an involuntary petition against any Borrower and/or any SPC Party under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law.

(b)     The definition of “Guaranteed Obligations” under Section 1.2(c) of the Guaranty is hereby amended to include the recourse liabilities set forth in this Section 4.19.

4.20     Amendment to Loan Agreement, Security Instruments Guaranty and Loan Documents. This Agreement is a “Loan Document” for all purposes under this Agreement and the other Loan Documents. As used in the Loan Agreement, the Security Instruments, Guaranty and the other Loan Documents, the term “Note” shall mean the Note for the Loan, as the same has been amended hereby and as the same may hereafter be amended, modified, extended or renewed from time to time.

4.21     References to Note, Loan Agreement, Security Instruments, Guaranty and Loan Documents. All references to the Note, Loan Agreement, Security Instruments, Guaranty and Loan Documents in the Loan Documents for the Loan shall mean and refer to the Note, Loan Agreement, Security Instruments, Guaranty and other Loan Documents for the Loan, all as modified by the terms of this Agreement and any subsequent modifications, renewals or replacements thereof.

ARTICLE 5
EVENTS OF DEFAULT; REMEDIES

5.1     Events of Default. Each of the following shall constitute an additional Event of Default under the Loan Documents. The reference to Events of Default contained in this Section shall not be deemed exclusive and, notwithstanding Section 6.15 of this Agreement, shall not supersede all other Events of Default contained in the Loan Documents.

(a)     Payments. If Borrower shall fail to pay any payment provided for in this Agreement or the other Modification Documents when the same shall become due, (provided, however, that if no other Event of Default shall have occurred and be continuing and adequate funds have been allocated pursuant to Section 6.11.1 of the Loan Agreement for payment of any required monthly installment of principal, interest and required deposit of Reserve Funds, the failure by Cash Management Bank to disburse any payments due to Lender and/or allocate such funds to the appropriate Reserve Account in violation of the Loan Documents shall not constitute an Event of Default).

(b)     Debt. If Borrower shall fail to pay the entire Debt when due under the terms of the Loan Documents and this Agreement.

(c)     Misrepresentations. If any representation or warranty of any Borrower Party in this Agreement shall be proved to be untrue or inaccurate in any material respect when made; provided, however, that if any such representation being untrue or inaccurate (A) is not intentional, (B) shall not have a Material Adverse Effect, and (C) can be made true and correct by action of Borrower, the same shall be an Event of Default hereunder only if the same is not cured within thirty (30) days following written notice thereof to Borrower to undertake and complete all action necessary to make such representation or warranty, true and correct in all material respects; provided, that if the same cannot be cured within such thirty (30) day period, if Borrower commences to take action to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such time as is reasonably necessary to effect such cure, but in no event in excess of an additional ninety (90) days.

(d)     Breach of Other Covenants. If any Borrower Party shall breach, default under or fail to fully and timely perform any of its covenants, agreements and obligations under this Agreement not specified in clauses (a) through (c) above, and such breach, default or failure shall continue (A) for ten (10) days after notice to Borrower from Lender in the case of any breach, default or failure which can be cured by the payment of a sum of money, or (B) for thirty (30) days after the earlier of (1) Borrower’s knowledge thereof and (2) notice to Borrower from Lender, in the case of any other breach, default or failure, provided however, that if such non-monetary breach, default or failure is susceptible of cure but cannot reasonably be cured within such 30-day period; and provided, further, that Borrower shall have commenced to cure such breach, default or failure within such 30-day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such additional time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, default or failure, such additional period not to exceed ninety (90) days.

(e)     Action against Lender Parties. If any Borrower Party shall file or institute in bad faith against any of Lender Parties any lawsuit, complaint, administrative claim, adversary proceeding or other legal action, directly or indirectly, relating to the Loan or any Property.

5.2     Lender’s Rights upon Occurrence of Event of Default.

(a)     Upon the occurrence of an Event of Default after the Effective Date, Lender shall immediately be entitled, without further notice to any Borrower Parties to exercise any or all of Lender’s rights and remedies under this Agreement and the Loan Documents, in equity and at law (all of such rights and remedies being cumulative), including, but not limited to and as determined by Lender in its sole discretion, demanding immediate payment of the entire Debt, commencing proceedings seeking appointment of a receiver (“Receiver”) for any Property and/or the other Collateral, with or without, at Lender’s discretion, the power, among other things, to market, sell and convey any Property, at Lender’s option (“Receivership Proceedings”), exercising any assignment of leases and rents (whether or not involving the appointment of a Receiver), causing Borrower to market, sell and convey any Property, commencing or, if already commenced, completing foreclosure proceedings against Borrower, any Property and/or the other Collateral, whether by stipulation to judicial action or non-judicial power of sale, if applicable (“Foreclosure Proceedings”) or taking title to any Property and/or the other Collateral by consensual deed in lieu of foreclosure (“Deed in Lieu of Foreclosure”), and enforcing the Guaranty (any of same and collectively, “Lender’s Enforcement Actions”).

(b)     Upon the occurrence of an Event of Default after the Effective Date:

(i)     it is the express intent of Borrower Parties and Lender that Lender shall acquire possession of and title to the Properties and the other Collateral at the earliest possible date, with full cooperation of Borrower Parties and without any action by any Borrower Parties of any kind or nature whatsoever, either directly or indirectly, to delay, oppose, challenge, impede, obstruct, hinder, enjoin or otherwise interfere with Lender or any of Lender’s Enforcement Actions (any of same, “Interfere”).

(ii)     Borrower Parties shall cooperate and comply with the exercise by Lender of any and all of Lender’s rights and remedies against Borrower Parties with respect to the Loan, the Loan Documents, this Agreement, the Properties and the other Collateral, in equity and at law, including, without limitation, any of Lender’s Enforcement Actions.

(iii)     Borrower Parties agree to waive and do hereby waive and release any and all defenses and other rights they may otherwise have to contest an Event of Default occurring after the Effective Date and Lender’s Enforcement Actions.

5.3     Stipulation to Receivership and Foreclosure.

(a)     Without limiting Section 5.2 of this Agreement, upon the occurrence of an Event of Default after the Effective Date and demand by Lender with respect to any Receivership Proceedings and/or Foreclosure Proceedings, Borrower will execute and deliver to Lender a joint or agreed stipulation, consent or similar documentation appropriate for the jurisdiction in which any Property is located for entry of an order appointing a Receiver and for final judgment of foreclosure (collectively, a “Stipulation”), which provides for the entry of an order appointing a Receiver (“Receivership Order”), if required by Lender, and a final and non-appealable judgment of foreclosure (the “Foreclosure Judgment”), as well as, if required by Lender, specifying the total amount of the Loan and all other obligations of Borrower to Lender under the Loan Documents.  Upon execution and delivery of a Stipulation by Borrower, Lender may immediately proceed in accordance with the Stipulation to have the Receivership Order entered and/or the Foreclosure Judgment entered, and Borrower Parties shall cooperate with Lender to effect entry of the Receivership Order and the Foreclosure Judgment and shall not oppose entry of either.

(b)     Except as may be required by applicable law or the applicable court, Borrower Parties agree that they have no right to receive any further notice of any hearing regarding the application for or entry of a Receivership Order or a Foreclosure Judgment pursuant to a Stipulation, any notice of when Lender intends to apply for a Receivership Order or a Foreclosure Judgment pursuant to a Stipulation or to have a Receivership Order and/or a Foreclosure Judgment entered and recorded, or any other notice which might otherwise be applicable pursuant to applicable state law or other applicable laws or rules (Borrower Parties waive and renounce any and all right, whether created by statute, court rules or pursuant to the due process clauses under the United States Constitution or the Constitution of the applicable state, to receive any such notices).

(c)     Except as may be required by applicable law or the applicable court, Borrower Parties agree that they have no right to appear or be heard regarding the ex parte application for a Receivership Order or a Foreclosure Judgment pursuant to a Stipulation or the exercise by Lender of any other right or remedy under this Agreement and/or the Loan Documents (Borrower Parties waive and renounce any such right to appear or be heard and waive and renounce any right that might be conferred by the laws of the applicable state or any other applicable law or rule which would require that a Receivership Order or a Foreclosure Judgment be entered other than through ex parte proceedings); provided, however, if Lender determines that appearance by Borrower would be beneficial to obtaining a Receivership Order and/or a Foreclosure Judgment, Borrower shall make such appearance but without the right to contest Lender’s obtaining the Receivership Order or Foreclosure Judgment.

(d)     Except as may be required by applicable law or the applicable court, the absence of Borrower from any hearing (in chambers or in open court) which may be conducted to consider Lender’s application to obtain a Receivership Order or a Foreclosure Judgment or the exercise by Lender of any other right or remedy, under this Agreement and/or the Loan Documents shall not in any way limit Lender’s right to obtain or enforce a Receivership Order and/or a Foreclosure Judgment or to exercise any such other rights and remedies.

(e)     None of Borrower Parties has any right (all such rights being waived) to collaterally attack any Receivership Order or Foreclosure Judgment or to make any attempts to open or otherwise challenge by any means whatsoever any Receivership Order or Foreclosure Judgment.

(f)     Each of Borrower Parties has waived and does waive any and all rights to require that Lender proceed in any particular order in connection with Lender’s enforcement of other rights and remedies under this Agreement and/or the Loan Documents.

5.4      Consensual Sale.

(a)     Upon the acceleration of the Loan following the occurrence of an Event of Default after the Effective Date that remains uncured following fifteen (15) days’ notice to Borrower, at Lender’s sole discretion and upon direction to Borrower, Borrower or, in Lender’s sole discretion, Receiver shall actively and continuously market and seek to sell any Property or Properties (“Consensual Sale”) through (i) a third party broker that is experienced in selling assets similar to such Properties in the same market as such Properties which is not affiliated with Borrower or any principal or sponsor of Borrower (the “Listing Broker”) approved by Lender in its sole discretion and with which Borrower or Receiver shall, within twenty (20) days thereafter, enter into a listing agreement in a form acceptable to Lender in its absolute discretion (the “Listing Agreement”), requiring the Listing Broker to promptly undertake to market such Properties on an as-is, where-is basis, in a manner customarily utilized for properties similar to such Properties in the same market as the applicable Properties, all as approved by Lender or as otherwise directed by Lender in its sole discretion, (ii) an on-line auction company (the “Auction Company”) approved by Lender in its sole discretion, and with which Borrower or Receiver shall, within twenty (20) days thereafter, enter into an auction marketing agreement in form acceptable to Lender, in its absolute discretion (the “Auction Marketing Agreement”), requiring Auction Company to promptly undertake to market any Property on an as-is, where-is basis, in a manner customarily utilized for properties similar to such Properties in the Auction Company’s auction process, or (iii) in any other fashion approved by Lender in its sole discretion. The Listing Agreement and Auction Marketing Agreement, as applicable, shall provide that copies of all notices given by the Listing Broker and Auction Company to Borrower or Receiver thereunder shall be given to Lender. Absent Lender’s prior written consent, Borrower and Receiver shall not amend or modify any of the terms of the Listing Agreement or Auction Marketing Agreement or assign any of its rights thereunder. Borrower Parties shall cooperate with Receiver, if applicable, and the Listing Broker in connection with the marketing and Consensual Sale.

(b)     Borrower or Receiver shall submit or cause the Listing Broker to submit all proposals, expressions of interest, letters of intent or similar offers for the purchase of any Properties (“Offers”) to Lender and to provide Lender with such other information as Lender may request with respect to the background, financing, ownership or financial wherewithal of the potential purchaser(s) (each, a “Potential Purchaser”), to the extent the same is obtainable. Borrower, Receiver or Lender, all at Lender’s sole discretion, shall pursue such Offers as Lender, in its sole discretion, shall determine and negotiate in a reasonably diligent manner the final terms and conditions of an agreement to sell the applicable Property or Properties.

(c)     Neither Borrower nor Receiver shall sell any Property or accept any offer to purchase any Property or any interests therein, absent Lender’s prior written consent in its sole discretion, in the event (i) the Consensual Sale of such Property involves (A) the assumption and/or modification of the Loan or (B) any discounted payoff of the Loan. Lender’s consent shall not be required in connection with the Consensual Sale of the Properties to a bona fide purchaser that will result in the payment in full of the Loan. Borrower agrees that (x) in connection with any proposed Consensual Sale, (1) Lender may in its sole and absolute discretion agree to allow any Potential Purchaser deemed by Lender in its sole discretion to be a qualified purchaser and/or investor to assume the Loan, subject to Lender’s review and approval of such Potential Purchaser, including, without limitation, its creditworthiness and experience, and (2) Lender may in its sole and absolute discretion agree to various amendments to the Loan Documents (including, without limitation, the extension of the Loan maturity date, a change in the interest rate, a reduction of the outstanding principal balance of the Loan and changes to the reserves and escrows for the Loan) in favor of such Potential Purchaser (it being acknowledged and agreed that Lender shall have no obligation to offer to modify the Loan Documents in favor of Borrower and that Lender may elect to agree to certain amendments in favor of certain parties and not others) and (y) Lender may in its sole and absolute discretion elect to approve a Consensual Sale of the Properties to a Potential Purchaser in the event the sales proceeds to be paid in connection therewith are less than the amounts due under the Loan and in the event of multiple offers may elect to approve a Consensual Sale to a Potential Purchaser notwithstanding that the sales price payable in connection therewith is less than the sales price payable in connection with any other potential transaction (it being understood and agreed that Lender may consider multiple factors in approving any proposed Consensual Sale, including, without limitation, the creditworthiness and experience of the Potential Purchaser in the event such Potential Purchaser will assume the Loan); and Borrower agrees that Lender Parties shall not incur any liability as a result of any actions taken under clause (x) and/or (y) above and that no such actions shall be used as a defense to Borrower’s obligations hereunder.

(d)     Borrower shall retain any federal, state and local income tax benefits and burdens resulting from any Consensual Sale or discounted payoff of the Loan, if any is consummated in accordance with the terms of this Agreement.

(e)     In connection with any Consensual Sale in which the Potential Purchaser assumes the Loan in compliance with the requirements of Section 8.1 of the Loan Agreement, (including, without limitation, the requirements relating to a Satisfactory Replacement Guarantor assuming the obligations under the Guaranty and Environmental Indemnity), Guarantor shall be released from any further liability under the Guaranty and Environmental Indemnity for acts that arise from and after the date of such Consensual Sale and assumption.

5.5     Conveyance Documents. Upon the occurrence of an Event of Default after the Effective Date and in connection with a Foreclosure Judgment, a Deed in Lieu of Foreclosure or a Consensual Sale, Borrower shall execute and deliver to Lender or its designee or a Potential Purchaser all documents necessary to convey to Lender or its designee or a Potential Purchaser all ownership and development rights with respect to the Properties, including, without limitation, a special warranty deed or its equivalent, owner’s affidavits and other customary affidavits and certificates, including tax withholding certificates, all applicable state and local transfer forms and bulk sales releases required in connection with such a conveyance, a bill of sale, an assignment and/or other conveyance documents necessary to transfer, convey and assign all leases, any service contracts for which Lender or its designee agrees to accept an assignment, all tangible and intangible, real and personal and mixed property used, useable or intended to be used in connection with the ownership, management and/or use of the Properties, and such documents and instruments, including, without limitation, evidence of the authority of Borrower to convey the Properties to Lender or its designee and the good standing of Borrower, as Lender, its designee or a Potential Purchaser or the title company insuring title to the Properties may reasonably determine are necessary to issue to Lender or its designee or a Potential Purchaser an owner’s title insurance policy insuring the fee simple title to the Properties, subject only to the Permitted Encumbrances. As further consideration of and as a material inducement to Lender to enter into this Agreement, Borrower shall not Interfere with or oppose Lender in and hereby consents to any (i) action to quiet title, if any, which may be instituted by Lender and/or any title company on behalf of Lender to perfect its right, title and interest in any Property or the Properties, and (ii) Lender or its designee substituting into any condemnation proceedings with respect to the Property, if any.

Borrower Parties and Liquor License Subsidiary agree to cooperate with Lender and its designee, and provide such further assurances and execute such documentation as may be reasonably necessary to effectuate the orderly transfer of any Property and the other Collateral to Lender or its designee, including but not limited to (i) cooperating with Lender, its designee, nominee or assignee, or the Receiver, in the assignment, transfer or use on an interim basis all of the alcoholic beverage licenses currently in effect for such Property (the “Liquor Licenses”), as determined in Lender’s reasonable discretion; (ii) use commercially reasonable efforts to cause affiliated parties and/or the management company to cooperate with Lender, its designee, nominee or assignee, or the Receiver, in the assignment, transfer or use on an interim basis of the Liquor Licenses, as determined in Lender’s reasonable discretion; and (iii) causing to be executed any transfer forms, license applications and other documents as may be reasonably necessary to effectuate the assignments, transfers and/or to permit Lender, its designee, nominee or assignee, or the Receiver to use the Liquor Licenses on an interim basis.

5.6     Property Materials. If following an Event of Default after the Effective Date a sheriff’s, clerk’s or trustee’s deed for any Property is issued to Lender or its designee pursuant to a judicial or trustee’s sale, or if Lender or its designee acquires any Property by Deed in Lieu of Foreclosure or otherwise, or if a Consensual Sale of the Property is consummated in accordance with this Agreement, promptly upon request by such acquiring party, Borrower shall deliver and/or pay to Lender or its designee or a Potential Purchaser the following as to all or any portion of such Property acquired by Lender or its designee or a Potential Purchaser, to the extent applicable and in Borrower’s possession or control: (i) possession of such Property, including all tangible personalty located on, or in, or attached to, or used in connection with the hotel and/or such Property, (ii) the originals (or true and correct copies, if the originals are not available) of all guaranties and warranties given with respect to all or any portion of such Property or any improvement located thereon which Borrower has in its possession, (iii) the originals (or true and correct copies, if the originals are not available) of all service contracts, franchise agreements and management agreements then in effect with respect to such Property, (iv) the originals (or true and correct copies, if the originals are not available) of all plans, specifications, working drawings and surveys of or relating to such Property or to the construction of the buildings and related improvements located thereon, (v) the originals (or true and correct copies, if the originals are not available) of all governmental consents, approvals, licenses (including, but not limited to, liquor licenses), permits, certificates of occupancy, zoning approvals, building permits and similar documents relating to such Property, (vi) copies of all books and records in any way relating to such Property, (vii) the balance of any funds in any security deposit accounts and any and all other tenant security deposits, any and all advance room rentals, pre-paid rent or reservation deposits paid by tenants, customers (i.e., related to banquet services/facilities) or hotel guests, or similar fees (if any), (viii) the originals (or true and correct copies, if the originals are not available) of all termite or other inspection reports, bonds, warranties and guaranties relating to such Property, (ix) any and all income from such Property received by or on behalf of Borrower and then being held by or on behalf of Borrower Parties, which may include receivables, revenues, profits or other value generated from food, beverage and banquet services, room service, public room revenues, concession agreements, health club or spa revenues and other services rendered to guests of, or visitors to, such Property (except same shall be delivered to Lender and not to a Potential Purchaser); (x) the originals (or true and correct copies, if the originals are not available) of all certificates, binders and policies of insurance relating to such Property, (xi) the originals (or true and correct copies, if the originals are not available) of all contracts and agreements with contractors, architects, engineers, surveyors and others relating to all or any portion of such Property or for service, labor (i.e. collective bargaining/union/employee benefit plans), maintenance, repair, equipment and operation, (xii) the originals (or true and correct copies, if the originals are not available) of all tenant leases and occupancy agreements affecting all or any portion of such Property, if any, (xiii) all leasing and other files, books and records with respect to all or any portion of such Property and (xiv) any bankruptcy claims relating to any current or former tenant(s) of such Property, duly assigned to Lender or its designee or a Potential Purchaser.

5.7     Cooperation Covenants. The covenants and agreements of Borrower Parties contained in Sections 5.2 through 5.8 of this Agreement shall be referred to as the “Cooperation Covenants”. Borrower Parties shall be subject to personal liability for the full Debt and all other obligations of Borrower to Lender under the Loan Documents for any failure of any Borrower Parties after an Event of Default occurring after the Effective Date to use commercially reasonable efforts to comply with, or any attempt by any Borrower Parties after an Event of Default occurring after the Effective Date to Interfere with Borrower Parties’ compliance with, the Cooperation Covenants, which failure has not been cured within ten (10) days after written notice from Lender to Borrower and Guarantor.

5.8     Good Faith Defense. Notwithstanding the terms and provisions of this Article 5, if Borrower in good faith raises a defense in any Foreclosure Proceedings or any of the other Lender’s Enforcement Actions, prosecutes such defense diligently and in good faith and obtains a final non-appealable ruling by a court of competent jurisdiction upholding such defense as valid or finding that such defense was made in good faith, then raising such defense shall not be deemed to have been a violation of the Cooperation Covenants.

ARTICLE 6
MISCELLANEOUS

6.1     Survival of Provisions. Except as expressly otherwise provided herein, the covenants, acknowledgments, representations, agreements and obligations in this Agreement shall survive until the payment in full of the Loan.

6.2     No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law. Each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing in equity or at law.

6.3     No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents, in equity or at law. No delay or failure on the part of any Party in the exercise of any right or remedy under the Loan Documents or this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any Party contrary to the provisions of the Loan Documents or this Agreement shall be construed to constitute a waiver of any of the express provisions. Any Party may in writing expressly waive any of such Party’s rights under this Agreement or the Loan Documents without invalidating this Agreement or the Loan Documents.

6.4     Successors or Assigns. Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.

6.5     Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision. Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement. Borrower has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the Parties with respect to the subject matters of this Agreement. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of Borrower.

6.6     Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

6.7     Usury. This Agreement and all other agreements made by Borrower relating directly or indirectly to the Debt are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (the “State”). If, under any circumstances whatsoever, performance of any provision of the Note, the other Loan Documents or this Agreement, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of the State being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Lender shall be reduced to the highest lawful amount of interest permissible under the laws of the State, and if for any reason whatsoever, Lender shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be applied to principal (whether or not due and payable) or refunded to Borrower (if all principal has been paid) and not to the payment of interest.

6.8     Indemnity. Borrower agrees to indemnify and hold harmless Lender from any liabilities, costs, expenses (including reasonable, out-of-pocket attorneys’ fees) or claims of the State or any other governmental agency for documentary stamps, transfer taxes or recordation taxes, recording fees, intangible taxes and any interest or penalties thereon which may be or become due in connection with (a) the execution, delivery or recording of any Modification Documents or (b) the transactions contemplated by this Agreement, excluding for the avoidance of doubt, any exercise of remedies by Lender hereunder or pursuant to the Loan Agreement (unless such items are otherwise explicitly covered by an indemnity in the other Loan Documents). The provisions of this Section shall survive the termination of this Agreement.

6.9     Notices. Any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the Party giving the same, and sent by hand delivery or overnight courier service (such as Federal Express), to the Party to be notified at the address of such Party set forth below or at such other address within the continental United States as such other Party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. A courtesy copy of any Communications required or permitted to be given hereunder shall also be provided by electronic mail at the e-mail addresses set forth below (as the same may be updated from time to time), but such email Communication shall not be effective notice under this Agreement and the Loan Documents unless also sent via one of the other delivery methods set forth above. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-LC23 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, IN SUCH CAPACITY, AND ON BEHALF OF ANY RELATED SERVICED COMPANION LOAN NOTEHOLDERS

c/o Wells Fargo Bank, N.A.

Wells Fargo Commercial Mortgage Servicing

Three Wells Fargo

401 S. Tryon Street, 8th Floor

MAC D1050-084

Charlotte, NC 28202

Attn: Nichole Kelley

Re: COMM 2015-LC23, Loan No. 028000779

Email: Nichole.kelley@wellsfargo.com

With a copy to:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn:     Director of Loan Asset Management

Re: COMM 2015-LC23, Loan No. 028000779

Email: JBittman@lnrpartners.com

and:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036

Attn: Krystyna M. Blakeslee

Email: krystyna.blakeslee@dechert.com

and, if given to Borrower, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

HIT Portfolio II Owner, LLC, et al.

c/o Hospitality Investors Trust, Inc.

Park Avenue Tower

65 East 55th St., Suite 801

New York, NY 10022

Attn: Paul C. Hughes, Esq.

Email: phughes@hitreit.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Michael Weinberger, Esq.

Email address: mweinberger@cgsh.com

6.10     Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided, however, (a) that with respect to the creation, perfection, priority and enforcement of any lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the applicable portion of the applicable Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts and each Clearing Account, the laws of the state where each such account is located shall apply.

6.11     Future Negotiations. Borrower acknowledges and agrees that (i) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as expressly provided in this Agreement; (ii) if there are any future discussions among Lender and Borrower concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Properties or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the Parties; and (iii) Borrower Parties shall not assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.

6.12     Relationship of Parties. The Parties do not intend by this Agreement to create a partnership or a joint venture. Neither this Agreement nor any of the payments herein or in the Note to be made by either Borrower or Lender shall constitute, or shall be deemed or construed to constitute, Lender a “mortgagee in possession” of any Property or in any manner liable for any goods or services delivered or provided with respect to any Property or in any manner liable to any third parties. The relationship of Lender to Borrower is that of “lender” and “borrower” and the Parties acknowledge and agree that the obligations of Lender and Borrower set forth herein are not intended to benefit and should not be relied on by third parties.

6.13     Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.

6.14     Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Except as modified by this Agreement, the Loan Documents shall remain unmodified and in full force and effect.

6.15     Conflicts. To the extent that the provisions of this Agreement or the other Modification Documents conflict with the provisions in any Loan Document, the provisions of this Agreement and the other Modification Documents shall control.

6.16     Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.

6.17     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement shall not be binding on either party until executed and delivered by all parties.

6.18     Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF BORROWER PARTIES OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER MODIFICATION DOCUMENTS. EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

6.19     Agreement to Reinstate the Loan. The Note, the Loan Agreement, Security Instruments and the other Loan Documents are hereby reinstated, in accordance with their respective terms and conditions, as amended contemporaneously herewith. Notwithstanding any implication or agreement herein relating to the reinstatement or modification of the Loan Documents (including, without limitation, any prior course of conduct by any party hereto), Borrower agrees that Lender shall and will hereafter require full and prompt performance of any and all terms, conditions or requirements of this Agreement and all Loan Documents, as amended. Borrower acknowledges and agrees that any performance or nonperformance of the terms of the Note, the Loan Agreement, Security Instruments, or the other Loan Documents prior to the date of this Agreement shall not effect or diminish in any way the requirement of strict compliance of the Note, Security Instruments and the other Loan Documents after the date hereof.

6.20     No Novation. None of the transactions contemplated by the Modification Documents, nor any amendment or restatement of any of the Loan Documents, or any other amendment, action or event on or prior to the date hereof, constituted or constitutes a novation of the indebtedness described in the Loan Documents.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The Parties have executed and delivered this Agreement, as of the day and year first above written.

LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF COMM 2015-LC23 MORTGAGE TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, IN SUCH CAPACITY AND ON BEHALF OF ANY RELATED SERVICED COMPANION LOAN NOTEHOLDERS

By:	LNR Partners, LLC, a Florida limited liability company, as attorney-in-fact

By:      /s/ Arnold Shulkin

Name: Arnold Shulkin

Title: Vice President

BORROWER:

HIT PORTFOLIO II HIL TRS, LLC, a Delaware limited liability company

By:      /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT PORTFOLIO II OWNER, LLC, a Delaware limited liability company

By:      /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT PORTFOLIO II MISC TRS, LLC, a Delaware limited liability company

By:      /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT PORTFOLIO II NTC OWNER, LP, a Delaware limited partnership

By: HIT Portfolio II NTC Owner GP, LLC, its

general partner

By:      /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT PORTFOLIO II NTC HIL TRS, LP, a Delaware limited partnership

By: HIT Portfolio II NTC TRS GP, LLC, its

general partner

By:      /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT PORTFOLIO II NTC TRS, LP, a Delaware limited partnership

By: HIT Portfolio II NTC TRS GP, LLC, its

general partner

By:      /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT PORTFOLIO II TRS, LLC, a Delaware limited liability company

By:           /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT STRATFORD, LLC, a Delaware limited liability company

By:           /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary

HIT TRS STRATFORD, LLC, a Delaware limited liability company

By:           /s/ Paul C. Hughes

Name: Paul C. Hughes

Title: General Counsel and Secretary